Exhibit 10.1

International western petroleum, inc.

STOCK PURCHASE AGREEMENT

This Stock and Note Purchase Agreement (this “Agreement”) is made as of July 28, 2017 by and among International Western Petroleum, Inc., a Nevada corporation (the “Company”), and the purchasers listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to Purchasers and Purchasers desire to acquire from the Company thirty-four million five hundred thousand (34,500,000) shares (the “Shares”) of common stock of the Company, par value $0.001 (the “Common Stock”) for an aggregate purchase price of three hundred forty five thousand dollars ($345,000);

WHEREAS, concurrently with the execution of this Agreement and in consideration of a loan that has been made by JBB Partners, Inc., an Affiliate to the Purchasers, in the principal amount of two hundred thousand dollars ($200,000) and a loan to be made by the Purchasers to the Company in a principal amount of five hundred fifty thousand dollars ($550,000) (the “Principal Amount”), the Company is issuing a convertible note, in substantially the form set forth on Exhibit B hereof (the “Convertible Note”), to the Purchasers pursuant to which the note principle shall convert into 1,000,000 preferred shares of the Company, par value $0.001 (the “Preferred Stock”) at a conversion price of seventy-five cents ($0.75) per share of Preferred Stock;

WHEREAS, concurrently with the execution of this Agreement, the Company, the Purchasers and certain shareholders of the Company (the “Selling Shareholders”) are entering into a Stock Transfer Agreement (the “Stock Transfer Agreement”) whereby the Purchasers are purchasing an aggregate of thirty million four hundred twenty thousand (30,420,000) shares of the Common Stock from the Selling Shareholders as set forth on Exhibit C thereto (the “Secondary Transaction”);

WHEREAS, on May 30, 2017, certain related parties of the Company sold existing debt of the Company in an aggregate amount of three hundred seventy nine thousand four hundred twenty eight dollars ($379,428) to Mr. Patrick Riggs, and concurrently with the execution of this Agreement, the debt shall be converted into five million nine hundred thousand (5,900,000) shares Common Stock at the Closing (the “Riggs Transaction”); and

WHEREAS, in connection with the Purchaser’s purchase of the Shares, the Purchasers and the Company desire to establish certain rights and obligations between themselves.

NOW, THEREFORE, the parties hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED STOCK.

1.1 Sale and Issuance of Shares; Closing.

1.1.1 Subject to the terms and conditions of this Agreement, the Purchasers agree to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Purchasers at the Closing, the Shares, for an aggregate purchase price of three hundred forty five thousand dollars ($345,000).

1.1.2 The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures on the date of this Agreement or at such other time and place as the Company and the Purchasers, mutually agreed upon, orally or in writing (which time and place are designated as the “Closing” and the date of the Closing being the “Closing Date”).

1.1.3 Promptly following the Closing, the Company shall deliver to each Purchaser a certificate representing the Shares being purchased by such Purchaser at the Closing against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.

1.1.4 Following the Closing, the Company and the appropriate Purchasers will submit a change of control notice, application materials, and application fee to OTC Markets Group Inc..

1.2 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Action” means any action, suit, proceeding, arbitration, mediation, complaint, claim, charge or, to the Company’s knowledge, investigation, in each case, before any court, arbitrator, mediator or governmental body.

“Affiliate” means, with respect to any specified Person, such Person’s principal or any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such Person or such Person’s principal, including, without limitation, any general partner, managing member or partner, officer or director of such Person or such Person’s principal or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person or such Person’s principal. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (a) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, or (b) the power to elect or appoint at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person.

“Board” means the Board of Directors of the Company.

“Business Day” means a weekday on which banks are open for general banking business in New York, New York.

“Bylaws” means the Bylaws of the Company.

“Charter” means the Articles of Incorporation of the Company, as amended.

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“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Intellectual Property” means Intellectual Property that is necessary or material to the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Contract” means any contract, agreement, permission, consent, lease, license, release, covenant not to sue, commitment, plan, arrangement, instrument, undertaking or understanding, written or oral.

“Convertible Note” means the Convertible Note issued by the Company to the Purchaser, substantially in the form attached hereto as Exhibit B.

“Disclosure Schedule” means the Disclosure Schedule attached as Exhibit D to this Agreement.

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et. seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et. seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et. seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et. seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et. seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et. seq.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Entity” means any (a) federal, state, local, municipal, or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

“Hazardous Substance” shall mean: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

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“Indebtedness” means, as to any Person, (a) all obligations for the payment of principal, interest, penalties, fees (including loan management fees) or other liabilities for borrowed money (including guarantees) and collection costs thereof, incurred or assumed, (b) any liability relating to any capitalized lease obligation, (c) any obligations to reimburse the issuer of any letter of credit, surety bond, debentures, promissory notes, performance bond or other guarantee of contractual performance, in each case to the extent drawn or otherwise not contingent, (d) any obligation of the Company that, in accordance with GAAP, would be required to be reflected as indebtedness on the consolidated balance sheet of the Company, (e) all obligations for the deferred purchase price of assets, property or services, including, without limitation, any royalty or earn-out payments, and (f) all unfunded, present or contingent obligations relating to change of control or transaction related payments (including any such obligations that are accelerated and due on or prior to the Closing whether or not such obligations are actually accelerated and due on or prior to the Closing ), and (g) any payments, fines, fees, penalties, expenses or other amounts applicable to or otherwise incurred in connection with or as a result of any prepayment or early satisfaction of any obligation described above.

“Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, software including source code and object code, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes, whether registered or unregistered and in any jurisdiction.

“knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge, after reasonable inquiry of their direct reports, of Ross Ramsey and/or Benjamin Tran.

“Law” means any federal, state, local municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

“Liability” shall mean any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, right of first refusal or first offer, option, or other similar arrangement or interest in real or personal property.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise) or results of operations of the Company.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

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“Related Person” means, with respect to any Person, any director, officer or trustee of such Person or other person or entity that controls or otherwise holds a direct interest in such Person; provided, that as to any Person that is publicly held, the term shall only include such controlling Persons whose holdings are required to be, and are, publicly reported.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

“SEC” means the Securities and Exchange Commission.

“Taxes” means (i) any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges in the nature of or in lieu of a tax (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties, (ii) any liability for the payment of any amounts of the type described in (a) as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined or unitary group, and (c) all liabilities for the payment of any amounts described in (a) or (b) as a result of being a transferee of or successor to any Person, by contract or otherwise.

“Transaction Agreements” means this Agreement, the Convertible Note, the Share Transfer Agreements, the Contracts entered into in connection with the Riggs Agreement and the Lock-up Agreement referred to in Section 4.12.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers that, except as set forth on the Disclosure Schedule, the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all corporate power and corporate authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted, and (b) to execute, deliver and perform its obligations under the Transaction Agreements. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Capitalization. The authorized equity capital of the Company consists, immediately prior to Closing, and the closing of the Secondary Transaction and Riggs Transaction (the “Combined Closing”) (unless otherwise noted), of the following.

2.3 90,000,000 shares of Common Stock, 48,811,013 shares of which are issued and outstanding immediately prior to the Combined Closing. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued in material compliance with all applicable federal and state securities laws.

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2.3.1 There are no outstanding preemptive rights, options, warrants, conversion privileges or rights (including but not limited to rights of first refusal or similar rights), orally or in writing, to purchase or acquire any securities from the Company including, without limitation, any shares of Common Stock, or Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock, except for the Convertible Note and the conversion privileges of the Preferred Stock to be issued pursuant to the terms of the Convertible Note. No Person (a) has been granted full ratchet, formula adjustment, or any other type of, protection against dilution of their ownership interest in the Company, (b) has been granted rights to require the Company to repurchase any of the Company’s securities, (c) has been granted rights to receive the same or better rights in connection with any ownership interest in the Company as any other person or entity may receive either pursuant to this Agreement or at any time hereafter or (d) have been granted rights of redemption by the Company. No full ratchet, formula adjustment, or any other type of, protection against dilution of any ownership interest in the Company has been triggered, nor will be triggered by the transactions provided for in this Agreement.

2.4 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is a participant in the following joint ventures: Bend Arch Lion 1A, Bend Arch Lion 1B, and Marshal Walden.

2.5 Authorization. All corporate action has been taken, or will be taken prior to the Closing, on the part of the Board and shareholders of the Company that is necessary for (a) the authorization, execution and delivery of the Transaction Agreements by the Company, and (b) the performance by the Company of the obligations to be performed by the Company as of the date hereof under the Transaction Agreements. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, and the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.6 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws. The offer, sale and issuance of the Shares to be issued pursuant to and in conformity with the terms of this Agreement and the issuance of the shares of Preferred Stock issuable under the Convertible Note, if any, to be issued upon conversion thereof for no additional consideration, will be issued in compliance with all applicable federal and state securities laws.

2.7 Consents and Filings.

2.7.1 The execution and delivery by the Company of this Agreement do not, and the consummation of the transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Charter and Bylaws or the comparable charter or organizational documents of any of its subsidiaries, if any, (ii) any Contract to which the Company or any of its subsidiaries, if any, is a party or to which any of their respective properties or assets is subject or (iii) subject to the filings and other matters referred to in Section 2.7.2, any material judgment, order or decree or material Law applicable to the Company or any of its subsidiaries, if any, or their respective properties or assets.

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2.7.2 Except for required filings with the SEC and applicable “Blue Sky” or state securities commissions, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its subsidiaries, if any, in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by the Transaction Agreements.

2.8 Litigation. There is no Action pending or currently threatened (a) against the Company or (b) against any officer, director of the Company. The foregoing includes, without limitation, Actions pending or threatened involving the prior employment or consultancy of any of the Company’s consultants, employees, officers or directors, their services provided in connection with the Company’s business. Neither the Company nor any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Entity. There is no Action by the Company pending or that the Company intends to initiate. To the knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or threatened, in each case regarding any accounting practices of the Company or any of its subsidiaries or any malfeasance by any officer or director of the Company.

2.9 SEC Documents; Undisclosed Liabilities.

2.9.1 The Company has filed all Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K in compliance with the rules and regulations of the SEC required to be filed by it with the SEC since December 24, 2014, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (the “SEC Reports”).

2.9.2 As of its respective filing date, each SEC Report complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Report. Except to the extent that information contained in any SEC Report has been revised or superseded by a later SEC Report, none of the SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Company and its consolidated subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

2.9.3 The balance sheet of the Company dated as of February 28, 2017, contained in the SEC Reports filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Company Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice; or (iii) are incurred in connection with the transactions contemplated by this Agreement.

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2.9.4 Except as described in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act).

2.9.5 Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the SEC Reports, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company is also in compliance with all of the other applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.10 Intellectual Property. Section 10 of the Disclosure Schedule sets forth all registrations or pending applications for Intellectual Property as well as all material unregistered Intellectual Property owned, used or purported to be owned by the Company (“Listed Intellectual Property”). The Company owns all right, title and interest in and to the Listed Intellectual Property free and clear of all Liens. The Company owns or possesses sufficient legal rights to all Company Intellectual Property without any violation or infringement (or in the case of third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications, without any violation or infringement known to the Company) of the rights of others. The conduct of the business by the Company does not violate any license or infringes any rights to Intellectual Property of any other party, except that with respect to third-party Intellectual Property. The Company has not received any written, including electronic, communications alleging that the Company has violated, infringed, misappropriated or, in conducting its business as currently conducted or presently proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, (i) it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by or consulting relationship with the Company, and (ii) no employee, contractor or consultant of the Company has misappropriated any trade secrets or other confidential information of any Person that constitutes Company Intellectual Property. Each current and former employee, contractor and consultant has fully and validly assigned and transferred to the Company all Intellectual Property he or she owned or developed or reduced to practice while employed by or engaged with the Company that is Company Intellectual Property or otherwise related to the Company’s business as now conducted and as presently proposed to be conducted.

2.11 Compliance with Other Instruments.

2.11.1 The Company is not in violation or default (a) of any provisions of the Charter or Bylaws, (b) of any judgment, order, writ or decree of any court or governmental entity, (c) under any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or, (d) of any provision of federal or state statute, rule or regulation materially applicable to the Company. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or default, or constitute, with or without the passage of time and giving of notice, either (i) a default under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (ii) an event which results in the creation of any Lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any acceleration of benefits or obligations, with or without the passage of time and giving of notice, under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order.

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2.11.2 The Company holds, to the extent necessary to operate its businesses as such businesses are being operated as of the date hereof, all permits, licenses, registrations, variances, clearances, consents, commissions, franchises, exemptions, orders, authorizations, and approvals from Governmental Entities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company is pending or, to the knowledge of the Company, threatened. The Company is and has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.12 Agreements; Actions.

2.12.1 Except for the Transaction Agreements, there are no Contracts or proposed transactions to which the Company is a party or by which it is bound that involve or relate to: (a) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 in any twelve (12)-month period, (b) currently outstanding Indebtedness, (c) the sale of the accounts receivable of the Company to any other Person at a discount, (d) the guarantee of any obligation for borrowed money or otherwise, (e) the lending of funds, (f) the lease, sublease, license or holding by the Company of any real or material personal property, buildings, structures or improvements owned by any other Person, (g) the lease, sublease, license or permit of any third Person to hold, occupy or operate any real or material personal property owned, leased, subleased, licensed or controlled by the Company, (h) the assignment or license of any Intellectual Property to or from the Company, (i) the grant of rights to produce, assemble, license, market, or sell the Company’s products to any other Person, or that limit the Company’s exclusive right to develop, produce, assemble, distribute, market or sell its products, (j) any prohibition on the Company from engaging in its business anywhere in the world, including, without limitation, pursuant to any non-competition provision, any non-solicitation provision or any most favored customer provision, (k) indemnification by the Company, (l) except for the Transaction Agreements, any shareholders’ agreement or agreement relating to the issuance, voting, repurchase or transfer of any securities of the Company or the granting of any registration rights with respect thereto to which the Company is a party or (m) any Contract with any Affiliate (each, a “Material Agreement”). The Company is not in material breach of or default under any Material Agreement and, to the Company’s knowledge, there is no current claim or threat that the Company is or has been in material breach of or default under any Material Agreement. Each Material Agreement is in full force and effect and is enforceable by the Company in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) the effect of rules of law governing the availability of equitable remedies. To the Company’s knowledge, no other party to a Material Agreement is in material default thereunder or in actual or anticipated material breach thereof.

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2.12.2 Except as disclosed in the SEC Reports or under the Convertible Note, the Company has not (a) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $25,000 in the aggregate (other than indebtedness or liabilities that have already been fully satisfied), (b) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (c) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of Section 2.12.1 and this Section 2.12.2, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such Section.

2.12.3 The Company is not a guarantor or indemnitor of any Indebtedness of any other Person.

2.12.4 All the Material Contracts are valid and binding on the Company or its applicable subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract; and (iii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any third party is in breach, or has received written notice of breach, of any Company Material Contract.

2.13 Certain Transactions. Except as disclosed in the SEC Reports filed since June 27, 2016, (a) the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, (b) none of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or have any (x) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors or (y) direct or indirect ownership interest in any Person with which the Company is affiliated or with which the Company has a business relationship, or any Person that competes with the Company except that directors, officers or employees or shareholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company.

2.14 [RESERVED]

2.15 Environmental Matters.

2.15.1 The Company and its subsidiaries are, and have been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its subsidiaries as currently conducted.

2.15.2 Neither the Company nor any of its subsidiaries has disposed of, released, or discharged any Hazardous Substances on, at, under, in, or from any real property currently or, to the knowledge of the Company, formerly owned, leased, or operated by it or any of its subsidiaries or at any other location that is: (i) currently subject to any investigation, remediation, or monitoring; or (ii) reasonably likely to result in liability to the Company or any of its subsidiaries, in either case of (i) or (ii) under any applicable Environmental Laws.

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2.15.3 Neither the Company nor any of its subsidiaries has: (i) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in compliance with Environmental Laws, at any Real Estate; or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

2.15.4 Neither the Company nor any of its subsidiaries has received written notice of and there is no Action pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its subsidiaries is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.

2.15.5 Neither the Company nor any of its subsidiaries has expressly assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.

2.16 Absence of Liens. The property and assets that the Company owns are owned free and clear of all mortgages, deeds of trust and Liens. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the Company’s knowledge, holds a valid leasehold interest free of any Liens other than those of the lessors of such property or assets.

2.17 Employee Matters.

2.17.1 None of its employees, consultants, or independent contractors is obligated under any Contract (including (i) with respect to non-competition, non-solicitation of employees or customers, nondisclosure of confidential or invention assignment (a “Restrictive Covenant Agreement”) and (ii) licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such Person’s ability to promote the interest of the Company or that would conflict with the Company’s business. During the term of any Restrictive Covenant Agreement between any employee (on the one hand) and the Company or any former employer (on the other hand), no employee has been in material breach of such Restrictive Covenant Agreement. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees, consultants, or independent contractors of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any Contract, covenant or instrument under which any such employee, consultant, or independent contractor is now obligated, including without limitation any Restrictive Covenant Agreement.

2.17.2 There is no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. No material labor dispute exists is imminent with respect to any of the employees of the Company.

2.17.3 Each employee of the Company, if any, has been engaged under written employment agreements that include invention and intellectual property agreements which provide commercially reasonable protections for the Company and provide that, subject to applicable Law, any of their discoveries or intellectual property that they create belongs to the Company. The Company has “work for hire” agreements with each of its independent service providers, which in part provide that all the intellectual property that the service provider may create for the Company will belong to the Company.

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2.18 Taxes.

2.18.1 All Taxes due and payable by the Company have been timely paid. There are no accrued and unpaid Taxes of the Company which are due, whether or not assessed or disputed.

2.18.2 There have been no examinations or audits of any Tax Returns or reports by any applicable federal, state, local or foreign governmental agency.

2.18.3 There is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Company in respect of any Tax or Tax assessment, nor is there any claim for additional Tax or Tax assessment asserted in writing by any Tax authority.

2.18.4 The Company has (a) duly and timely filed Tax Returns required to have been filed by it, and (b) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing.

2.18.5 (a) There is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns (other than routine extensions that are automatically available by statute); (b) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company; (c) the Company is not a party to any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters; and (d) no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company.

2.18.6 The Company has not elected pursuant to the Code, to be treated as an “S” corporation or a collapsible corporation pursuant to Section 1362(a).

2.18.7 No written claim has been made by any Tax authority in a jurisdiction where the Company has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to Selling Shareholders’ knowledge is any such assertion threatened.

2.18.8 The Company has not made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.

2.18.9 The Company has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

2.18.10 There are no Liens for Taxes upon any assets of the Company except with respect to Taxes being contested in good faith through appropriate proceedings.

2.18.11 The Company (a) has not been a member of an affiliated group filing a consolidated federal income Tax Return or (b) has any liability for the Taxes of any person under Treasury Regulations § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

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2.18.12 The Company has not participated in a “reportable transaction” required to be disclosed pursuant to Treasury Regulations § 1.6011-4(b) or any predecessor thereof.

2.18.13 The Company will not be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the day of the Closing as a result of any: (a) change in method of accounting made on or prior to the day of the Closing; (b) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the day of the Closing; (c) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (d) installment sale or open transaction disposition made on or prior to the day of the Closing; or (e) prepaid amount received outside the ordinary course of business on or prior to the day of the Closing.

2.18.14 The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

2.19 Real Property.

2.19.1 The Company does not own any real property. The address of each parcel of real property leased, subleased, licensed or occupied by the Company (the “Leased Real Property”), and a true and complete list of all lease agreements, subleases, licenses and any other occupancy agreements, together with any amendments or modifications and guarantees relating to such Leased Real Property (the “Real Property Leases”) are set forth in Section 2.19 of the Disclosure Schedule. The Company has peaceful, undisturbed and exclusive possession of the Leased Real Property. Each Real Property Lease constitutes a valid and binding obligation of the Company and is in full force and effect and in compliance with applicable laws and regulations. The Company is not in material default under any of the Real Property Leases, and, to the Company’s knowledge, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default under any of the Real Property Leases. The Company has not transferred, assigned, mortgaged, pledged or otherwise encumbered its leasehold interest in any of the Real Property Leases, nor agreed to do any of the foregoing.

2.19.2 With respect to each Real Property Lease, except as set forth on Section 2.19 of the Disclosure Schedule: (i) the issuance and sale of the Shares and the conversion or purchase of the shares in the Secondary Transaction and Riggs Transaction as contemplated herein do not require the consent of any other party to such Real Property Lease, will not result in a breach of, or default under, such Real Property Lease, or otherwise cause such Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date; (ii) no security deposit or portion thereof deposited with respect such Real Property Lease has been applied in respect of a breach or default by the Company or its subsidiary who is the tenant thereunder which has not been redeposited in full; (iii) all required deposits and additional rents due to date pursuant to each Real Property Lease have been paid in full; (iv) the Company has not prepaid rent or any other amounts due under a Real Property Lease more than thirty (30) days in advance; and (v) to the Company’s knowledge, the Company or subsidiary who is the tenant under such Real Property Lease does not owe, and will not in the future owe, any brokerage commissions or finder’s fees with respect to such Real Property Lease.

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2.20 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all insurance policies of the Company and its subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its subsidiaries operate, and as is sufficient to comply with applicable Law. Neither the Company nor any of its subsidiaries is in breach or default, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and to the knowledge of the Company: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

2.21 Corporate Documents. The Charter is the currently effective certificate of incorporation of the Company. The Bylaws of the Company are in the form provided to the Purchasers and their counsel. The copy of the minute books of the Company provided to the Purchasers and their counsel contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

2.22 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the officers by others within the Company. The officers of the Company have evaluated the effectiveness of the Company controls and procedures and have disclosed in the SEC Reports certain material weaknesses. Since the date of the most recent financial statements contained in the SEC Reports, there have been no significant changes in the Company internal controls or, to the knowledge of the Company, in other factors that could significantly affect the Company’s internal controls.

2.23 Solvency. Except as disclosed in the SEC Reports, based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (a) the fair saleable value of the Company assets exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including known contingent liabilities) of the Company as they mature, (b) the assets of the Company do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs, taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (c) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

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2.24 Investment Company. The Company is not, and is not an affiliate of, and at the time of immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.25 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.26 Money Laundering Laws. The Company has not, and, to its knowledge, none of the officers, directors, employees or agents purporting to act on behalf of the Company has made any payment of funds of the Company, if any or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to its knowledge, threatened.

2.27 OFAC. The Company have not, and, to its knowledge, none of the respective directors, officers, agents or employees purporting to act on their behalf is currently the target of or reasonably likely to become the target of any U.S. sanctions administered by Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the funds of the Company to lend, contribute or otherwise make available such funds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

2.28 Absence of Certain Changes or Events. Except as disclosed in the applicable SEC Reports and the Disclosure Schedules, from the date of the most recent financial statements contained in the SEC Reports to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been: (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements contained in the SEC Reports, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect; (b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect; (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it; (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect; (e) any material change to a Material Contract by which the Company or any of its assets is bound or subject; (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder; (g) any resignation or termination of employment of any officer of the Company; (h) any mortgage, pledge, transfer of a security interest in or lien created by the Company with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and that do not materially impair the Company’s ownership or use of such property or assets; (i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; (j) any declaration, setting aside or payment or other distribution in respect of any of the capital stock of the Company, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company; (k) any alteration of the method of accounting or the identity of its auditors of the Company; (l) any issuance of equity securities to any officer, director or affiliate; or (m) any arrangement or commitment by the Company to do any of the things described in this Section 2.28.

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2.29 Certain Registration Matters. The Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied.

2.30 Listing and Maintenance Requirements. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the trading market on which the Common Stock is currently listed or quoted. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Common Stock are currently listed or quoted, and no approval of the shareholders of the Company is required for the Company to issue and deliver to the Shareholder the Shares contemplated by this Agreement to comply with any listing or maintenance requirements for continued listing on the trading market on which the Company Stock is currently listed or quoted.

2.31 No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, or its businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of the Common Stock and which has not been publicly announced.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows.

3.1 Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any Contract with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management. Nothing in this Section 3, including the foregoing sentence, limits or modifies the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

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3.4 Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, will bear legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended and agrees that the legend may be inserted thereon.

3.6 Reserved. .

3.7 No General Solicitation. At no time (a) has the Purchaser or any of its officers, directors, employees or other agents, been presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale or purchase of the Shares, whether or not such advertising or solicitation was received directly from the Company or indirectly from a broker, finder or other person or entity, nor (b) has the Purchaser or any of its officers, directors, employees or other agents attended any public meeting or seminar concerning an investment in the Shares.

4. CONDITIONS TO THE PURCHASER’S OBLIGATIONS AT CLOSING. The obligations of the Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived, provided that upon the consummation of the Closing, all such conditions shall be deemed waived in writing.

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and complete in all respects as of the Closing.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3 Approval of OTC Markets Group Inc. If required, approval of OTC Market Group Inc. of the transactions contemplated herein as a change of control transaction.

4.4 Compliance Certificate. The President or Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2 and 4.3 have been fulfilled.

4.5 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been obtained and effective as of the Closing.

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4.6 Board of Directors. The authorized size of the Board shall be three (3). As of the Closing, the Board shall be comprised of Ross Ramsey, Benjamin Tran, and Patrick Norris.

4.7 Employee Agreement. The Company and each of Ross Ramsey and Benjamin Tran shall have executed and delivered a consulting agreement, in the form attached hereto as Exhibit E.

4.8 [Reserved]

4.9 [Reserved]

4.10 Termination of Odyssey Consulting Agreement. The Consulting Agreement by and between the Company and Odyssey, shall have been terminated and the Company shall be released from all the obligations under the consulting agreement.

4.11 [Reserved]

4.12 Lock Up Agreements. The Company shall have entered a fully executed six-month lock-up agreement, substantially in a form attached hereto as Exhibit F, with (i) each of Ross Ramsey, Benjamin Tran and International Western Oil with respect to all their shares of Common Stock which they hold or have the right to obtain through the exercise of any options or warrants, all held or to be issued as of the date of the Closing; (ii) eight additional shareholders of the Company with respect to an aggregate of four million six hundred thirty eight thousand two hundred twenty eight (4,638,228) shares of Common Stock; and (iii) Patrick Riggs.

4.13 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing, a certificate, dated as of the Closing Date, executed by the Secretary of the Company, certifying: (A) that true and complete copies of the Company’s Charter and Bylaws, as in effect on the Closing Date, are attached to such certificate; (B) that a true and complete copy of the Company’s good faith estimated Closing Date balance sheet is attached to such certificate; (C) as to the incumbency and genuineness of the signatures of each officer of the Company executing any of the documents to be executed and delivered at or before the Closing; (D) the genuineness of the resolutions of the Company’s Board of Directors authorizing the execution, delivery and performance of the documents to which the Company is a party and the consummation of the transactions contemplated thereby (a copy of which resolutions shall be attached to such certificate); and (E) that all consents, approvals and other actions of, and notices and filings with, all Persons as may be necessary or required with respect to the execution and delivery by the Company of the Transaction Agreements, and the consummation by the parties of the transactions contemplated thereby, have been obtained or made.

4.14 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.15 Convertible Note. The Company shall have executed and delivered the $750,000 principal amount Convertible Note to the Purchasers against the second tranche funding to the Company of $550,000.

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4.16 Stock Transfer Agreement. The Company and the Selling Shareholders shall have executed and delivered the Stock Transfer Agreement to the Purchasers.

4.17 Riggs Transaction. The Company and Patrick Riggs shall have executed and delivered the Contracts to effect the Riggs Transaction.

5. CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company to sell Shares to each Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions of such Purchaser, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of such Purchaser contained in Section 3 shall be true and complete in all respects as of the Closing.

5.2 Approval of The OTC Markets, Inc. If required, approval of The OTC Markets, Inc. of the transactions contemplated herein as a change of control transaction.

5.3 Performance. Such Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5.5 Convertible Note. The Purchasers shall have made the Loan in the Principal Amount to the Company, in exchange of the Convertible Note.

5.6 Stock Transfer Agreement. The Purchasers shall have executed and delivered the Stock Transfer Agreement to the Company and the Selling Shareholders.

6. Additional Covenants and Agreements

6.1 Use of Proceeds. The proceeds from the Combined Closing shall be used as the working capital for the Company, and can be used for the settlement of all the Company’s outstanding Liabilities and payment for auditing and review the Company’s financial statements for the year ended February 28, 2017 and interim financial statements for the three month period ended May 31, 2017 (to the extent not already paid). The proceeds can also be used as an initial rework budget to enhance production of the Company’s existing oil wells and the Purchasers shall have an option to increase the rework budget on an as needed basis.

6.2 Shareholders’ Approval. Promptly after the Closing, at the expenses of the Company with the working capital from the sale of the Shares contemplated by this Agreement, the Company shall use commercially best efforts to obtain at the earliest practicable date, to seek the approval of the shareholders of the Company regarding (a) the filing of an amended and restated Articles of Incorporation of the Company to incorporate those rights and privileges of the Series A Preferred Stock of the Company as set forth in Exhibit G hereto, (b) a reverse stock split of the shares of Common Stock of the Company in a rate of up to 8 into 1 shares, preserving round lots up to 1,000 per shareholder.

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6.3 Preparation of the 14f-1 Notice; Blue Sky Laws. As soon as possible following the Closing, if necessary, the Company shall prepare and file with the SEC the 14f-1 Notice in connection with the consummation of this Agreement. If necessary, the Company shall cause the 14f-1 Notice to be mailed to its shareholders as promptly as practicable thereafter. The Company shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Common Stock in connection with this Agreement.

7. Indemnification.

7.1 Indemnity Agreement of the Company. Subject to the provisions and limitations of this Section 7, the Company agrees to indemnify and save harmless Purchasers and its officers, directors, representatives, and agents from and against any Event of Loss (as defined below) or Loss (as defined below) arising (i) as a result of the Company’s failure to perform or discharge any of its duties or obligations to be performed by the Company (including the obligations set forth in Section 6 hereof), and (ii) from any breach of a representation, warranty or covenant of the Company set forth in this Agreement.

7.2 Definition of “Loss”. Any party to this Agreement against which indemnification may be sought pursuant to this Section 7 is an “Indemnifying Party,” and any person entitled to indemnification pursuant to this Section 7 is an “Indemnified Party.” The occurrence of an event that may result in a loss, cost, expense or liability of an Indemnified Party and as to which the Indemnifying Party shall have received notice from the Indemnified Party shall be herein called an “Event of Loss,” and the amount of any loss, cost, expense or liability of any kind (including legal fees and disbursements incurred) of an Indemnified Party is a “Loss;” provided, however, that for purposes of computing the amount of Loss incurred by any Indemnified Party, there shall be deducted an amount equal to the amount of any insurance proceeds (other than self-insurance) directly or indirectly received by the Indemnified Party in connection with the Loss. In addition, the Indemnifying Party shall indemnify the Indemnified Party against an amount that, on an after-tax basis reflects the hypothetical tax consequences, if any, to the Indemnified Party of the payment of the Loss.

7.3 Deductible Amount and Time Period. An Indemnifying Party shall not be required to make any indemnification payments for which it would otherwise be liable until (and then only to the extent that) the total of all amounts to which the Indemnified Party may be entitled with respect to all Losses exceeds $10,000. The Indemnifying Party shall have no liability for any Loss arising out of claims under this Agreement as to which the Indemnifying Party shall not have received notice within twenty-four (24) months from the Closing Date.

7.4 Defense of Claims. In case any legal action shall be commenced or threatened (provided that in the case of a threatened legal action the Indemnified Party believes in good faith that an indemnifiable Loss is likely to occur) against an Indemnified Party that could result in a Loss, the Indemnified Party shall promptly notify the Indemnifying Party in writing. The Indemnifying Party shall have the right, exercisable by written notice promptly after receipt of the notice, (A) to participate in and (B) assume (and control) the defense of the action, at its own expense and with its own counsel, provided counsel is reasonably satisfactory to the Indemnified Party. If the Indemnifying Party elects to assume the defense of the action, the Indemnifying Party shall keep the Indemnified Party informed of all material developments and events and the Indemnified Party shall have the right to participate in (but not control) the defense of the action. However, the Indemnified Party shall bear its own expenses of participation except as set forth in the following sentence. The Indemnifying Party shall bear the reasonable fees and expenses of counsel retained by the Indemnified Party if (i) the Indemnified Party shall have retained counsel due to actual or potential conflicting interests between the Indemnified Party and the Indemnifying Party, (ii) the Indemnifying Party shall not elect to assume the defense of the action, (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party, or (iv) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party to handle the defense of the action at the expense of the Indemnifying Party.

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In no event will the Indemnifying Party be liable for any settlement or admission of liability with respect to any action without its prior written consent, which shall not be unreasonably withheld, but if settled with this consent, the Indemnifying Party shall be liable for payment of the settlement or judgment amount, subject to the limitations set forth in this Section 7. The Indemnifying Party may not settle any liability or claim subject to indemnification pursuant to this Section 7 without the consent of the Indemnified Party and on any basis that does not provide for a full release of the Indemnified Party. Any participation in, or assumption of the defense of, any action by an Indemnifying Party shall be without prejudice to the right of the Indemnifying Party, and shall not be construed as a waiver of its right to deny the obligation to indemnify the Indemnified Party. The giving of notice of a loss, damage, cost or expense claimed to be indemnifiable shall be a prerequisite to any obligation to indemnify. However, the Indemnified Party’s rights pursuant to this Section 7 shall not be forfeited by reason of a failure to give the required notice or to cooperate in the defense to the extent the failure does not have a material and adverse effect on the defense of the matter.

7.5 Payment of Loss; Subrogation. Any Loss for which an Indemnified Party is entitled to payment shall be paid by the Indemnifying Party upon written demand by the Indemnified Party. The Indemnified Party shall be subrogated to any claims or rights of the Indemnifying Party as against any other persons with respect to any Loss paid by the Indemnifying Party under this Section 7. The Indemnified Party shall cooperate with the Indemnifying Party to a reasonable extent, at the Indemnifying Party’s expense, in the assertion by the Indemnifying Party of any claims against third persons.

7.6 Notice of Event of Loss. Each party agrees that it will give notice to the other party promptly, but in no event later than 45 days, after the receipt by one of its responsible officers of knowledge of facts which, if not corrected, would be an Event of Loss hereunder. Each party shall make available to the other party and its counsel and accountants, at reasonable times and for reasonable periods, during normal business hours, all books and records of the party relating to any possible Event of Loss, and each party will render to the other assistance as it may reasonably require of the other in order to insure prompt and adequate prosecution of the defense of any suit, claim or proceeding.

8. GENERAL PROVISIONS.

8.1 Further Assurances. Each party hereto shall use its best efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated herein (including, without limitation, the issuance and sale of the Shares and the Conversion Notes) to be consummated as contemplated herein and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement.

8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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8.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

8.4 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by email or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such address, email address, or facsimile number as subsequently modified by written notice given in accordance with this Section 8.6. If notice is given to the Company, it shall be sent to 5525 N. MacArthur Boulevard, Suite 280, Irving, Texas 75038, marked “Attention: Chief Executive Officer.”

8.7 [RESERVED]

8.8 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

8.10 Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Disclosure Schedules and the referenced documents herein which comprise the Transaction Agreements, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the transactions contemplated hereunder and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

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8.11 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of each of the parties hereto. Any amendment or waiver effected in accordance with this Section 8.11 shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

8.12 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.14 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state courts of Texas, and to the jurisdiction of the United States District Court in the state of Texas for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Texas, or the United States District Court in the state of Texas, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that a party is not subject to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution based upon judgment or order of such court(s), that any suit, action or proceeding arising out of or based upon this Agreement commenced in the state courts of Texas, or the United States District Court in the state of Texas is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Should any party commence a suit, action or other proceeding arising out of or based upon this Agreement in a forum other than the state courts of Texas, or the United States District Court in the state of Texas, or should any party otherwise seek to transfer or dismiss such suit, action or proceeding from such court(s), that party shall indemnify and reimburse the other party for all legal costs and expenses incurred in enforcing this provision.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

Company:

International western petroleum, inc.

By:
Name:
Title:

[Signature Page to International Western Petroleum, inc. Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASERS:

PATRICK NORRIS

Address:

c/o Norris International Services

3011 West Admiral Doyle Dr.

New Iberia, La. 70560

[Signature Page to International Western Petroleum, inc. Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASERS:

BRAD M. NORRIS

Address:

[Signature Page to International Western Petroleum, inc. Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASERS:

BRIAN P. NORRIS

Address:

[Signature Page to International Western Petroleum, inc. Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASERS:

JONATHAN C. NORRIS

Address:

[Signature Page to International Western Petroleum, inc. Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASERS:

LISA G. BOUDOIN

Address:

[Signature Page to International Western Petroleum, inc. Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASERS:

SCOTT M. SEGURA

Address:

[Signature Page to International Western Petroleum, inc. Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASERS:

RYAN J. BERNARD

Address:

[Signature Page to International Western Petroleum, inc. Stock Purchase Agreement]